AMENDMENT TO EMPLOYMENT AGREEMENT

                              Amendment No. 1 dated as of
                              November 30, 1995, between BERRY
                              PLASTICS CORPORATION, a Delaware corporation
                              (the "Company"), and
                              IRA G. BOOTS (the "Employee").

          Reference is made to the Employment Agreement dated as of January 1, 1993, between the Company and the Employee. The Company and the Employee desire to extend the term of the Employment Agreement and to include provisions regarding the assumption of life insurance by the Employee and survival of severance obligations beyond the term of the Employment Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

          The Board of Directors of the Company has authorized an increase in the Employee's annual base salary to $144,402, effective January 1, 1996.

          Accordingly, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1. TERM. Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

                    "Subject to earlier termination as provided herein, the employment of the Employee hereunder shall commence on the date hereof (the "Effective Date"), and terminate on December 31, 1998 (the "Expiration Date"). Such period of employment is hereinafter referred to as the "Employment Period."


2. ASSUMPTION OF KEY-PERSON LIFE INSURANCE. The Employment Agreement is hereby amended by adding a new Section 23 which reads in its entirety as follows:

          "23. KEY-PERSON LIFE INSURANCE. The Company currently maintains key-person term life insurance coverage on the Employee (the "Policy"). In the event that the employment of the Employee is terminated for any reason, the Employee shall have the option, to be exercised no later than the tenth calendar day after the Termination Date, to assume the rights and obligations of the Company under the Policy, provided that such assumption of rights and obligations by the Employee is permitted by the insurance company issuing the Policy. In the event that the Employee does not elect to assume the Policy, the Company shall promptly thereafter cancel such Policy."


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3.  EFFECT OF TERMINATION OF EMPLOYMENT. The proviso contained at the end of
Section 11 of the Employment Agreement is hereby amended to read in its entirety as follows:

                    "PROVIDED, HOWEVER, that if the Termination of Employment is pursuant to a Termination Without Cause, then, in addition to the amounts computed pursuant to Sections 11(a) through 11(d), the Employee shall have the right to receive as severance compensation an amount equal to the greater of (A) 100% of one year's Base Salary (as of the Termination Date) and (B) 1/12th of one year's Base Salary (as of the Termination Date) for each year (not to exceed 24 years in the aggregate) that the Employee was employed by the Company (and its predecessor-in-interest, Berry Plastics, Inc.), the amount referred to in clause (A) or (B), as the case may be, to be payable at the same times at which and in the same manner in which the Base Salary would have been payable to the Employee had the Termination of Employment not occurred (the amount payable by the Company to the Employee pursuant to this proviso being hereinafter referred to as the "Severance Compensation"); PROVIDED FURTHER, HOWEVER, in the event that, at any time after the Expiration Date, there occurs a Termination of Employment pursuant to a Termination Without Cause, the Company shall pay the Severance Compensation to the Employee as if the Expiration Date had not occurred."


4. RESTRICTIVE COVENANTS. The first portion of the second sentence of Section 13(a) of the Employment Agreement which precedes "(i)" is hereby amended to read in its entirety as follows:

                    "Accordingly, in consideration of the premises contained herein and the consideration to be received by the Employee hereunder (including, without limitation, the Severance Compensation), without the prior written consent of the Company, the Employee shall not, at any time during the employer/employee relationship between the Company and the Employee and for the longer of (x) the one-year period after the termination of such employer/employee relationship and (y) the period of time beginning with the termination of such employer/employee relationship and the final payment of Severance Compensation to the Employee by the Company,"


5.  SURVIVAL. The Employment Agreement is hereby amended by adding a new
Section 24 which reads in its entirety as follows:

                    "24. SURVIVAL. Sections 11 through 23, this Section 24 and the defined terms used in any section referred to in this
     Section 24, shall survive the termination of the Employee's employment on the Termination Date and the expiration of this Employment Agreement on the Expiration Date."


6. EFFECT OF AMENDMENT. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect and unchanged.

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7.  COUNTERPARTS.  This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

                                   BERRY PLASTICS CORPORATION


                                   By: /S/ MARTIN R. IMBLER
                                      ________________________
                                      Martin R. Imbler
                                      President



                                      /S/ IRA G. BOOTS
                                      ________________________
                                      Ira G. Boots




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